Exhibit 99.1

FOR IMMEDIATE RELEASE

Liz Pieri
THQ/ Communications
818/871-5061

Julie MacMedan
THQ/ Investor Relations
818/871-5125

THQ ANNOUNCES NEW EXECUTIVE APPOINTMENTS

Scott Guthrie Named Executive Vice President, North American Sales and Distribution

Ian Curran Named Executive Vice President, International

Agoura Hills, CA, August 27, 2007 — THQ Inc. (NASDAQ: THQI) today announced the promotion of two key publishing executives in order to drive continued growth and global expansion.

Scott Guthrie, senior vice president, North American Sales and Distribution, has been promoted to executive vice president, reporting directly to President and CEO Brian Farrell.  In his new role, Guthrie will be responsible for sales, distribution and marketing for North and South America, and will now oversee global brand management.  Guthrie brings more than 15 years of sales and marketing experience to his role, including positions at major media and consumer product companies such as The Walt Disney Company, PepsiCo and Colgate-Palmolive.  Bob Aniello, senior vice president, Worldwide Marketing, will report to Guthrie.

THQ also announced the promotion of Ian Curran from senior vice president, International to executive vice president. Reporting directly to President and CEO Brian Farrell, Curran’s responsibilities include sales, distribution and marketing for countries outside of the Americas.  Under Curran’s leadership, THQ’s international sales have more than doubled and he has overseen the expansion of THQ’s global operations to include 15 direct sales and marketing locations outside of the Americas.  Curran brings more than 15 years of publishing experience to his new position, including sales roles at leading media companies such as Time Warner Inc.

The promotions are designed to improve synergy within the publishing organization and provide an even greater focus on building THQ’s global footprint.

“Ian and Scott have a combined thirty years of experience in publishing, including sales and marketing positions at leading entertainment and consumer products companies,” said Brian Farrell, president and CEO of THQ. “Under their leadership, THQ has significantly grown sales and market share in both North America and Europe.”

THQ also announced that Kelly Flock, executive vice president, Worldwide Publishing, will be stepping down for personal reasons.  Flock will remain in a consulting role for THQ.

“Over his two year tenure with the company, Kelly has helped build a world class publishing organization deep with talent and expertise,” said Farrell. “We appreciate his contributions to the business.”

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers and wireless devices. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, and their respective logos are trademarks and/or registered trademarks of THQ Inc.

The statements contained in this press release that are not historical facts may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s current beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products or pricing.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal period ended March 31, 2007, and particularly the discussion of risk factors set forth therein.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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